EXHIBIT 10.32


                            SECURITYHOLDERS AGREEMENT


      THIS SECURITYHOLDERS AGREEMENT (this "Agreement") is made as of March 6, 2003 by and among Coinmach Holdings, LLC, a Delaware limited liability company (the "Company"), each of the executives listed on the Schedule of Executives attached hereto (the "Executives"), GTCR-CLC, LLC, a Delaware limited liability company ("GTCR-CLC"), Jefferies & Company, Inc. ("Jefferies") and each of the investors listed on the Schedule of Investors attached hereto (the "Investors"). The Executives, GTCR-CLC, Jefferies and the Investors are collectively referred to herein as the "Securityholders" and individually as a "Securityholder." Capitalized terms used but not otherwise defined herein are defined in Section 9 hereof.

      WHEREAS, Coinmach Laundry Corporation, a Delaware corporation ("Coinmach Laundry"), is a wholly-owned subsidiary of the Company;

      WHEREAS,   Coinmach   Corporation,   a  Delaware  corporation   ("Coinmach
Corporation"), is a wholly-owned subsidiary of Coinmach Laundry;

      WHEREAS, Appliance Warehouse of America, Inc., a Delaware corporation ("Appliance Warehouse"), was formed as a wholly-owned subsidiary of Coinmach Corporation;

      WHEREAS, Coinmach Corporation declared and paid a dividend on its issued and outstanding shares of common stock, par value $.01 per share, payable in shares of common stock, par value $.01 per share, of Appliance Warehouse (the "AWA Common Stock");

      WHEREAS, Coinmach Laundry declared a dividend (the "AWA Common Stock Dividend") on its issued and outstanding shares of common stock, par value $.01 per share (the "CLC Common Stock"), payable in shares of AWA Common Stock;

      WHEREAS, the AWA Common Stock Dividend is payable on the Closing Date to holders of record of CLC Common Stock as of the Closing Date;

      WHEREAS, GTCR-CLC contributed to the Company all of the (i) CLC Common Stock, (ii) AWA Common Stock (by assignment of its right to receive the AWA Common Stock Dividend) and (iii) Class B1 Preferred Stock of Coinmach Laundry (the "CLC Class B1 Preferred Stock") owned (or with respect to which GTCR-CLC had the right to receive), directly or indirectly, by GTCR-CLC in exchange for the number of Securityholders Units set forth in that certain GTCR Contribution Agreement by and between GTCR-CLC and the Company, dated as of March 6, 2003 (the "GTCR Contribution Agreement");

      WHEREAS, each Executive contributed to the Company all of the (i) CLC Common Stock, (ii) AWA Common Stock (by assignment of its right to receive the AWA Common Stock Dividend) and (iii) Class B2 Preferred Stock of Coinmach Laundry (the "CLC Class B2 Preferred Stock") owned (or with respect to which such Executive had the right to receive), directly or indirectly, by such Executive in exchange for the number of Securityholder Units set forth in those certain Management Contribution Agreements by and between each Executive and the Company, dated as of March 6, 2003 (the "Management Contribution Agreements");

      WHEREAS, each Investor contributed to the Company all of the (i) CLC Common Stock, (ii) AWA Common Stock (by assignment of its right to receive the AWA Common Stock Dividend), (iii) Class A Preferred Stock of Coinmach Laundry (the "CLC Class A Preferred Stock") and (iv) CLC Class B1 Preferred Stock owned (or with respect to which such Investor had the right to receive), directly or indirectly, by such Investor in exchange for the number of Securityholder Units set forth in that certain Co-Investor Contribution Agreement by and between the Investors and the Company, dated as of March 6, 2003 (the "Investors Contribution Agreement");

      WHEREAS, Jefferies contributed to the Company all of the (i) CLC Common Stock, (ii) AWA Common Stock (by assignment of its right to receive the AWA Common Stock Dividend) and (iii) CLC Class B1 Preferred Stock owned (or with respect to which Jefferies had the right to receive), directly or indirectly, by Jefferies in exchange for the number of Securityholder Units set forth in that certain Jefferies Contribution Agreement by and between Jefferies and the Company, dated as of March 6, 2003 (the "Jefferies Contribution Agreement", and together with the Investors Contribution Agreement, the GTCR Contribution Agreement and the Management Contribution Agreements, the "Contribution Agreements");

      WHEREAS, the Company and the Securityholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of managers (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Securityholder Units may be transferred. The execution and delivery of this Agreement is a condition to the Investors', Jefferies', GTCR-CLC's and the Executives' contribution of CLC Common Stock, CLC Preferred Stock and AWA Common Stock pursuant to the Contribution Agreements.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Board of Managers.

      (a) From the date hereof and until the provisions of this Section 1 cease to be effective, each Securityholder shall vote all of his or its Securityholder Units which are voting Units and any other voting securities of the Company over which such Securityholder has voting control and shall take all other necessary or desirable actions within his or its control (whether in its capacity as a securityholder, manager, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and securityholder meetings), so that:

            (i) the authorized number of managers on the Board shall be the number necessary to allow for the designations provided for pursuant to Section



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

      1(a)(ii) below or such higher number as determined by GTCR-CLC from time to time;

            (ii) the following individuals shall be elected to the Board:

                  (1) three (3) individuals designated by GTCR-CLC, which individuals initially shall be David A. Donnini, Vincent J. Hemmer and Bruce V. Rauner (the "GTCR Managers");

                  (2)  the  Chief   Executive   Officer  of  the  Company   (the
            "Management Manager");

                  (3) one (1) or more  individuals  designated  by GTCR-CLC (the
            "Outside Managers") who are not members of Coinmach Laundry's or the Company's management or employees or officers of Coinmach Laundry, the Company or their respective Subsidiaries and who are reasonably acceptable to the Executives, one of which initially shall be James
            N. Chapman; provided that if after 60 days GTCR-CLC and the Executives are unable to agree upon the designation of any Outside Manager(s), then GTCR-CLC shall designate such Outside Manager(s) in its sole discretion; provided further that the rights of GTCR-CLC under this Section 1 shall terminate at such time as GTCR-CLC and its Permitted Transferees hold in the aggregate less than 50% of the Securityholder Units held by GTCR-CLC on the date hereof; and

                  (4) if requested by GIC, one  individual  (the "GIC  Manager")
            designated  by GIC;  provided  that the  rights  of GIC  under  this
            Section 1 shall terminate at such time as GIC and its Permitted Transferees hold in the aggregate less than 50% of the Securityholder Units held by GIC on the date hereof;

            (iii) the composition of the boards of directors of Coinmach Laundry (the "Coinmach Laundry Board"), Coinmach Corporation (the "Coinmach Operating Board") and Appliance Warehouse (the "Appliance Board", and together with the Board, the Coinmach Laundry Board and the Coinmach Operating Board, the "Coinmach Boards") shall be the same as that of the Board and the members of the board of directors or board of managers, as the case may be, of each of the Company's other Subsidiaries shall be designated by the Board; provided, however, that the Outside Manager(s) on the Coinmach Operating Board and the Appliance Board (A) shall not be required to be the same as the Outside Manager(s) on the Board and (B) shall be designated as set forth in the amended and restated bylaws of Coinmach Corporation and Appliance Warehouse, respectively;

            (iv) any committees of any of the Coinmach Boards shall be created only upon, and may be disbanded upon, the approval of not less than three members of the Board, and each such committee (if any) shall include at least one GTCR Manager;



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

            (v) the removal from any of the Coinmach Boards (with or without cause) of any GTCR Manager or Outside Manager shall be at GTCR-CLC's written request, but only upon such written request and under no other circumstances; and

            (vi) if the Management Manager ceases to be the Chief Executive Officer of the Company, he shall be removed as a Manager of the Company and a director of each of the other Coinmach Boards promptly after his employment in such office ceases; and

            (vii) in the event that any GTCR Manager, Management Manager, GIC Manager or Outside Manager ceases to serve as a member of any of the Coinmach Boards during his/her term of office, the resulting vacancy on such Coinmach Board shall be filled in the manner provided in subparagraphs (ii)(1) through (4) above, as the case may be.

      (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each Manager in connection with attending the meetings of the Coinmach Boards and any committees thereof.

      (c) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) a Qualified Public Offering or (ii) a Sale of the Company.

      (d) If any party fails to designate a representative to fill a position pursuant to the terms of this Section 1, the election of an individual to such position shall be accomplished in accordance with the Company's operating agreement and applicable law.

      (e) Each of Mitchell Blatt, Robert M. Doyle, a representative appointed by the TCW/Crescent Purchasers and, for so long as no GIC Manager serves on a particular Coinmach Board, a representative appointed by GIC with respect to such Board (each of Messrs. Blatt and Doyle and each such representative being an "Observer" and together the "Observers") shall be entitled to certain rights set forth herein. The Company shall provide to each Observer notice of each meeting of each of the Coinmach Boards at the same time and in the same manner as notice is given to the Managers, and the Company shall permit each Observer to attend, as an observer, without voting rights, all meetings of each of the Coinmach Boards. Each Observer shall be entitled to receive all written materials and other information given to Managers in connection with such meetings at the same time such materials and information are given to the Managers. If the Company proposes to take any action by written consent in lieu of a meeting of any of the Coinmach Boards, the Company shall give notice to each Observer at the same time and in the same manner as notice is given to the Managers. The Company shall pay all reasonable out-of-pocket expenses of each Observer to attend meetings of the Coinmach Boards. Notwithstanding anything herein to the contrary, if counsel to the Company concludes in its reasonable discretion that the rights granted to the Observers in this Section 1(e) will, or could, in certain circumstances, result in a violation or waiver of the Company's attorney-client privilege, such rights may be suspended in such circumstances so as to protect the Company's attorney-client



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

privilege; provided that such suspension shall be applied on an individual issue
basis  and  only  to  the  extent   reasonably   required   to   preserve   such
attorney-client privilege.

      2. Representations and Warranties. Each Securityholder represents and warrants that (i) such Securityholder is the record owner of the number of Securityholder Units set forth opposite his or its name on the Schedule of Securityholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Securityholder and constitutes the valid and binding obligation of such Securityholder, enforceable in accordance with its terms, (iii) all Securityholder Units have been acquired by such Securityholder for investment and not with a view to the sale or distribution thereof within the meaning of the Securities Act, and (iv) such Securityholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Securityholder Units shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

      3. Restrictions on Transfer of Securityholder Units. No Securityholder shall sell, transfer, assign, pledge or otherwise dispose (a "Transfer") any interest in his or its Securityholder Units, except pursuant to the provisions of this Section 3.

      (a) Participation Rights. At least 30 days prior to any Transfer of any Securityholder Units by any Securityholder which, together with its Permitted Transferees, holds at least 15% of a class of Securityholder Units as of immediately prior to such Transfer (a "Significant Securityholder") (other than
(i)  pursuant  to a Public Sale or (ii) a Transfer  pursuant to Section  3(c) or
Section 5 hereof), the transferring Significant Securityholder will deliver a written notice (the "Sale Notice") to the Company and the other Securityholders (the "Other Securityholders"), specifying in reasonable detail the identity of the prospective transferee(s), the Securityholder Units to be sold and the terms and conditions of the Transfer. In the event that the Other Securityholders hold
(x) the class of Securityholder Units which are to be transferred, (y) securities convertible, exchangeable or exercisable for the class of Securityholder Units which are to be transferred, or (z) securities into which the class of Securityholder Units which are to be transferred are convertible, exchangeable or exercisable, they may elect to participate in the contemplated Transfer by delivering written notice to the transferring Significant Securityholder within 15 days after delivery of the Sale Notice. If any Other Securityholders have elected to participate in such Transfer ("Participating Securityholders"), the transferring Significant Securityholder and each Participating Securityholder will be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Securityholder Units of such class (other than Unvested Units (as such term is defined in the Executives' Equity Participation Agreements), or securities convertible, exchangeable or exercisable for Securityholder Units of such class (or securities into which such class of Securityholder Units are convertible, exchangeable or exercisable), equal to the product of (i) the quotient determined by dividing the number of Securityholder Units of such class (other than Unvested Units) and securities convertible, exchangeable or exercisable for Securityholder Units of such class (or securities into which such class of Securityholder Units are convertible, exchangeable or exercisable) held by such Person by the aggregate number of Securityholder Units of such class (other than Unvested Units) and securities convertible, exchangeable or exercisable for Securityholder Units of such class (or securities into which such class of Securityholder Units are convertible, exchangeable or exercisable) owned by the transferring Significant Securityholder and all Participating Securityholders and (ii) the number of Securityholder Units of such class and securities convertible, exchangeable or exercisable for Securityholder Units of such class (or securities into which such class of Securityholder Units are



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

convertible, exchangeable or exercisable) to be sold in the contemplated Transfer. The transferring Significant Securityholder shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Securityholders in any contemplated Transfer, and the transferring Significant Securityholder shall not Transfer any of its Securityholder Units of such class to the prospective transferee(s) unless (1) the prospective transferee(s) agrees to allow the participation of the Participating Securityholders or (2) the transferring Significant Securityholder agrees to purchase the number of such class of Securityholder Units from any Participating Securityholders which the Participating Securityholders would have been entitled to sell pursuant to this Section 3(a). If any securities convertible, exchangeable or exercisable for Securityholder Units of such class (or securities into which such class of Securityholder Units are convertible, exchangeable or exercisable) are included in any Transfer under this Section 3(a), the purchase price for such securities shall be equal to the full purchase price determined hereunder for the Securityholder Units covered by the portion of such securities to be transferred, adjusted by the aggregate exercise price for such units. Each Securityholder transferring Securityholder Units pursuant to this Section 3(a) shall pay his or its pro rata share (based on the number of Securityholder Units to be sold) of the expenses incurred by the Securityholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Securityholder Units to be sold) in any indemnification or other obligations that the transferring Significant
Securityholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Securityholder, such as indemnification with respect to representations and warranties given by a Securityholder regarding such Securityholder's title to, ownership of Securityholder Units and, for such Securityholders that are not individuals, authority to enter into such agreement); provided, however, that no Investor shall be required to make a representation or warranty that any other Investor is not required to make.

      (b) First Refusal Rights. Except for a Transfer of Securityholder Units by an Executive (which Transfers are governed by the Senior Management Agreements and the Management Contribution Agreements) or any Transfer of Class B Preferred Units, at least thirty (30) days prior to any Transfer of Securityholder Units by any Securityholder which, together with its Permitted Transferees, holds less than 15% of a class of Securityholder Units as of immediately prior to such Transfer (other than (i) pursuant to a Public Sale, (ii) a Transfer to the Company, (iii) a Transfer pursuant to a Senior Management Agreement, or (iv) a Transfer pursuant to Section 3(a), Section 3(c) or Section 5 hereof), the Securityholder making such Transfer (the "Minority Transferor") shall deliver a written notice (the "Transfer Notice") to the Company and each Significant Securityholder (which shall, for purposes of this subsection (b), include GTCR-CLC and each Investor other than any such Person that is the Minority Transferor hereunder) that it desires to Transfer Securityholder Units of such class, specifying in reasonable detail the identity of the prospective transferee(s), the number of Securityholder Units to be transferred and the terms and conditions of the Transfer, including the proposed price per Securityholder Unit of such class (which price shall be payable solely in cash at the closing of the transaction or in installments over time). The Company may elect to purchase all or any portion of the Securityholder Units to be transferred, upon the same terms and conditions as



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

those set forth in the Transfer Notice, by delivering a written notice of such election to the Minority Transferor and each Significant Securityholder within 15 days after the Transfer Notice has been given to the Company. If for any reason the Company does not elect to purchase all of the Securityholder Units to be transferred, the Significant Securityholder(s) shall be entitled to purchase the Securityholder Units which the Company has not elected to purchase (the "Available Units"), upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Company and to the Minority Transferor within 30 days after the Transfer Notice has been given to the Company and each Significant Securityholder. If more than one Significant Securityholder elects to purchase the Available Units, the Available Units will be allocated among such electing Securityholders pro rata according to the number of Securityholder Units of the applicable class owned by each such electing Securityholder on a Fully Diluted Basis. The closing of the purchase of any Securityholder Units pursuant to this Section 3(b) shall take place within sixty (60) days after the date on which the parties to such purchase have been finally determined pursuant to this Section 3(b). Notwithstanding the foregoing, if the Company, and the Significant Securityholder(s) do not elect to purchase, collectively, all of the Securityholder Units of a class specified in the Transfer Notice, then the Minority Transferor may transfer all of the Securityholder Units of such class specified in the Transfer Notice to the transferee(s) identified in the Transfer Notice for (i) a price no less than the price specified in the Transfer Notice and (ii) other terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice, during the 90-day period immediately following the date on which the Transfer Notice has been given to the Company and the Significant Securityholder(s). Any Securityholder Units not transferred within such 90-day period will be subject to the provisions of this Section 3(b) upon subsequent transfer.

      (c) Permitted Transfers. The restrictions contained in this Section 3 shall not apply with respect to any Transfer of Securityholder Units by any Securityholder (i) in the case of a Securityholder who is an individual, pursuant to applicable laws of descent and distribution or among such individual's Family Group, (ii) in the case of a Securityholder which is an entity, among such entity's Affiliates or a Transfer by such Securityholder as a pledge to a trustee for the benefit of secured noteholders pursuant to documents related to the financing of such Securityholder and (iii) as a pledge of Securityholder Units owned by any of the Executives to the Company or its Subsidiaries in connection with any loan(s) to purchase such units; provided that the restrictions contained in this Section 3 shall continue to be applicable to the Securityholder Units after any of the foregoing Transfers, and provided further that the transferees of such Securityholder Units shall have agreed in writing to be bound by the provisions of this Agreement which affect the Securityholder Units so transferred. All transferees permitted under this
Section 3(c) are collectively referred to herein as "Permitted Transferees." Each Permitted Transferee shall be deemed a Securityholder for purposes of this Agreement.

      (d) Other Agreements. Notwithstanding anything herein to the contrary, the rights of any Securityholder to Transfer any Securityholder Units pursuant to the terms of this Agreement shall be subject to all such other limitations and restrictions, if any, to which such Securityholder or such Securityholder Units are subject, including, by way of example but not in limitation of the foregoing, the Equity Participation Agreements to which certain of the Securityholders are party.



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

      (e)  Termination  of  Restrictions.  The  restrictions  set  forth in this
Section 3 shall continue with respect to each Securityholder Unit until the earlier of (i) the transfer of such Securityholder Unit in a Public Sale, or
(ii) the consummation of a Sale of the Company or a Qualified Public Offering.

      4. Pre-Emptive Rights. Except for issuances of equity securities of the Company

                  (i) pursuant to the Contribution Agreements,

                  (ii) pursuant to a public offering registered under the Securities Act,

                  (iii) to employees  or Outside  Managers of the Company or its
            Subsidiaries,

                  (iv) as payment of all or a portion of the  purchase  price of any business or assets thereof acquired by the Company or any of its Subsidiaries,

                  (v) to landlords,  lessors or lenders in  connection  with any bona fide lease arrangement or financing,

                  (vi) to consultants,  financial advisors or vendors as payment for services or products,

                  (vii) to a strategic  partner upon  entering  into a long-term business relationship with such Person, or

                  (viii) upon the exercise of any option or other right described in any of clauses (i) through (vii) above,

if the Company authorizes the issuance or sale of any Common Units or any securities convertible, exchangeable or exercisable for Common Units, the Company shall offer to sell to each Securityholder that is a holder of Common Units, at the same price and on the same terms, a portion of such units or securities equal to the quotient determined by dividing (1) the number of Common Units (other than Unvested Units) held by such Securityholder by (ii) the total number of Common Units (other than Unvested Units) outstanding, in each case on a Fully Diluted Basis (other than Unvested Units). Each holder of Common Units shall be entitled to purchase such units or securities at the most favorable price and on the most favorable terms as such units or securities are to be offered to any other Persons; provided that if all Persons entitled to purchase or receive such units or securities are required to also purchase other securities of the Company, the Securityholders exercising their rights pursuant to this Section 4(a) shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all units and securities to be offered to the holders of Securityholder Units shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.

      (b) In order to exercise its purchase rights hereunder, a holder of Securityholder Units must within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the units or securities
being  offered,   the  purchase  price



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

thereof, the payment terms and such Securityholder's percentage allotment, deliver a written notice to the Company describing its election hereunder.

      (c) Upon the expiration of the offering period described above, the Company shall be entitled to sell such units or securities which the holders of Securityholder Units have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any such securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Securityholder Units pursuant to the terms of this Section 4.

      (d) The rights set forth in this Section 4 shall continue with respect to each Securityholder Unit until the earlier of (i) the transfer of such Securityholder Unit in a Public Sale, or (ii) the consummation of a Sale of the Company or a Qualified Public Offering.

      5. Sale of the Company.

      (a) If the Board and the holders of a majority of the Common Units then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding securities (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any other Person that is not an Affiliate of a Securityholder in a bona fide, arms-length transaction (collectively, a "Sale of the Company"), each holder of
Securityholder Units shall vote for, consent to, and raise no objections against, such Sale of the Company. If the Sale of the Company is structured as
(i) a merger or consolidation, each holder of Securityholder Units shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation, or (ii) a sale of securities, each holder of Securityholder Units shall agree to sell all of its Securityholder Units (other than Class B Preferred Units) and rights to acquire Securityholder Units (other than any rights with respect to Class B Preferred Units) on the terms and conditions approved by the Board and the holders of a majority of the Common Units then outstanding. Each holder of Securityholder Units shall take all necessary or desirable actions in connection with the consummation of the Sale of the Company as requested by the Company.

      (b) The obligations of the holders of Securityholder Units with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, each holder of a class of Securityholder Units shall receive the same form of consideration;
(ii) if any holders of a class of Securityholder Units are given an option as to the form and amount of consideration to be received, each holder of such class of Securityholder Units shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire units of a class of Securityholder Units shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such class of Securityholder Units or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per unit received by holders of such class of Securityholder Units in connection with the Sale of the Company less the exercise price per unit of such rights to acquire such class of Securityholder Units by (2) the number of units of such class of Securityholder Units represented by such rights.

      (c) The provisions of this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

      6. Initial Public Offering. In the event that the Board and the holders of a majority of the Common Units then outstanding approve an Initial Public Offering as contemplated by Section 15.7 of the LLC Agreement, the holders of Securityholder Units shall take all necessary or desirable actions in connection with the consummation of the Initial Public Offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital structure would adversely affect the marketability of the offering:

                  (i)  each  Securityholder  who is a  holder  of  units  of the
            Company's Class A Preferred Units shall consent to and vote for a recapitalization, reorganization and/or exchange of the Company's Class A Preferred Units into securities or other consideration that the managing underwriters, the Board and the holders of at least a majority of the units of Class A Preferred Units then outstanding find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange;

                  (ii) each Securityholder who is a holder of units of the Company's Class B Preferred Units shall consent to and vote for a recapitalization, reorganization and/or exchange of the Company's Class B Preferred Units into securities that the managing underwriters, the Board and the holders of at least 70% of the units of Class B Preferred Units then outstanding find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that each holder of Class B Preferred Units shall receive the same type of security with the same value per unit;

                  (iii) each Securityholder who is a holder of units of the Company's Class C Preferred Units shall consent to and vote for a recapitalization, reorganization and/or exchange of the Company's Class C Preferred Units into securities that the managing underwriters, the Board and the holders of a majority of the units of Class C Preferred Units then outstanding find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that each holder of Class C Preferred Units shall receive the same type of security with the same value per unit; and

                  (iv)  each  Securityholder  who is a  holder  of  units of the
            Company's Common Units shall consent to and vote for a recapitalization, reorganization and/or exchange of the Company's Common Units into securities that the managing underwriters, the Board and the holders of a majority of the units of Common Units then outstanding find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that each holder of Common Units shall receive the same type of security with the same value per unit.

      7. Legend. Each certificate evidencing Securityholder Units and each certificate issued in exchange for or upon the transfer of any Securityholder Units (if such units remain Securityholder Units after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "The securities represented by this certificate are subject to a Securityholders Agreement dated as of March 6, 2003, among the issuer of such securities (the "Company") and certain of the Company's Securityholders, as amended and modified from time to time. A copy of such Securityholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Securityholder Units outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any units which cease to be Securityholder Units, transferred pursuant to a Public Sale or upon termination of the Agreement.

      8. Transfer. Prior to transferring any Securityholder Units (other than in a Public Sale, a Sale of the Company or a Transfer to the Company or to a Securityholder) to any Person, the transferring holders of Securityholder Units shall cause the prospective transferee to execute and deliver to the Company, for the benefit of the Company and the other Securityholders, a counterpart of this Agreement pursuant to which such transferee agrees to be bound as a "Securityholder" by the provisions of this Agreement.

      9. Definitions.

      "Affiliate" of a Person means any direct or indirect general or limited partner or member of such Person, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with such Person, and will include, without limitation, its owners and employees. An Affiliate of TCW/Crescent Purchasers shall be deemed to include any TCW/Crescent Purchaser and any of their Affiliates.

      "Agreement" has the meaning set forth in the preamble hereto.

      "Appliance Warehouse" has the meaning set forth in the third recital paragraph hereto.

      "Available Units" has the meaning set forth in Section 3(b) hereto.

      "AWA Common Stock" has the meaning set forth in the fourth recital paragraph hereto.

      "AWA Common Stock Dividend" has the meaning set forth in the fifth recital paragraph hereto.

      "Board" has the meaning set forth in the eleventh recital paragraph hereto.

      "CLC Class A Preferred Stock" has the meaning set forth in the ninth recital paragraph hereto.

      "CLC Class B1 Preferred Stock" has the meaning set forth in the seventh recital paragraph hereto.

      "CLC Class B2 Preferred Stock" has the meaning set forth in the eighth recital paragraph hereto.

      "CLC Common Stock" has the meaning set forth in the fifth recital paragraph hereto.

      "CLC Preferred Stock" means, collectively, the CLC Class A Preferred Stock, the CLC Class B1 Preferred Stock and the CLC Class B2 Preferred Stock.

      "Closing Date" means March 6, 2003, or such other date as an officer of the Company or any of its subsidiaries shall determine.

      "Coinmach Boards" has the meaning set forth in Section 1(a)(iii) hereto.

      "Coinmach Corporation" has the meaning set forth in the second recital paragraph hereto.

      "Coinmach Laundry" has the meaning set forth in the first recital paragraph hereto.

      "Common Units" means the Company's Common Units.

      "Company" has the meaning set forth in the preamble hereto.

      "Contribution Agreements" has the meaning set forth in the tenth recital paragraph hereto.

      "Equity Participation Agreements" means, collectively, those Equity Participation Agreements entered into between the Company, and each of the employees of Coinmach Corporation that have acquired Equity Securities of the Company, and any other agreements for the sale of Equity Securities between the Company and any employees of the LLC or its Subsidiaries which are designated as "Equity Participation Agreements" by the Board.

      "Executives" has the meaning set forth in the preamble hereto.

      "Family Group" means with respect to any Person, their spouse and descendants (whether natural or adopted), any trust solely for the benefit of such Person and/or their spouse and/or descendants, and any retirement plan for the Person.

      "Fully Diluted Basis" means, without duplication, (i) all Common Units outstanding at the time of determination plus (ii) all Common Units issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

      "GIC" means Filbert Investment Pte Ltd.

      "GIC Manager" has the meaning set forth in Section 1(a)(ii)(4) hereto.

      "GTCR-CLC" has the meaning set forth in the preamble hereto.

      "GTCR Contribution Agreement" has the meaning set forth in the seventh recital paragraph hereto.

      "GTCR Managers" has the meaning set forth in Section 1(a)(ii)(1) hereto.

      "Initial Public Offering" means the first sale after the date hereof in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar form) of equity securities of the Company (or any successor thereto).

      "Investors" has the meaning set forth in the preamble hereto.

      "Investors Contribution Agreement" has the meaning set forth in the ninth recital paragraph hereto.

      "Jefferies Contribution Agreement" has the meaning set forth in the tenth recital paragraph hereto.

      "Management Contribution Agreements" has the meaning set forth in the eighth recital paragraph hereto.

      "Management Manager" has the meaning set forth in Section 1(a)(ii)(2) hereto.

      "Minority Transferor" has the meaning set forth in Section 3(b) hereto.

      "Observer(s)" has the meaning set forth in Section 1(e) hereto.

      "Other Securityholders" has the meaning set forth in Section 3(a) hereto.

      "Outside Managers" has the meaning set forth in Section 1(a)(ii)(3) hereto.

      "Participating Securityholders" has the meaning set forth in Section 3(a) hereto.

      "Permitted Transferees" has the meaning set forth in Section 3(c) hereto.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Public Sale" means any sale of Securityholder Units to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (other than Rule 144(k) prior to an Initial Public Offering).

      "Qualified Public Offering" means the first sale after the date hereof in an underwritten public offering registered under the Securities Act (other than on Form S-8 or a similar form) of equity securities of the Company (or any successor thereto) having an aggregate offering value of at least $25 million.

      "Sale Notice" has the meaning set forth in Section 3(a) hereto.

      "Sale of the Company" has the meaning set forth in Section 5(a) hereto.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Securityholder(s)" has the meaning set forth in the preamble hereto.

      "Securityholder Units" means (i) any units of the Company purchased or otherwise acquired by any Securityholder, (ii) any units or other securities convertible into or exchangeable for, directly or indirectly, any units of the Company, purchased or otherwise acquired by any Securityholder, whether or not then convertible or exchangeable, and (iii) any securities or rights issued or issuable directly or indirectly with respect to the securities and rights referred to in clauses (i) and (ii) above by way of unit dividend or unit split or in connection with a combination of units, recapitalization, merger, consolidation or other reorganization. As to any particular Securityholder Units, such units shall cease to be Securityholder Units when they have been disposed of in a Public Sale or repurchased by the Company or any Subsidiary.

      "Senior Management Agreements" means those Senior Management Agreements between Coinmach Corporation and certain of the Executives dated on or before the date hereof.

      "Significant Securityholder" has the meaning set forth in Section 3(a) hereto.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity. References to any "Subsidiary" of the Company shall be given effect only at such times as the Company has one or more Subsidiaries.

      "TCW/Crescent Purchasers" means, collectively, TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust II, a Delaware business trust, TCW Leverage Income Trust, L.P., a Delaware limited partnership, TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, and TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership, any of their Affiliates or any holder of Securityholder Units for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager (each individually a "TCW/Crescent Purchaser").

      "Transfer" has the meaning set forth in Section 3 hereto.

      "Transfer Notice" has the meaning set forth in Section 3(b) hereto.

      10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securityholder Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee(s) of such Securityholder Units as the owner of such securities for any purpose.

      11. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment, or waiver is approved in writing by the Company and the holders of at least a majority of the Common Units held by Securityholders; provided that no such amendment or modification that would materially and adversely affect holders of one class or series of Units in a manner different than holders of any other class or series of Units shall be effective against the holders of such class or group of Units without the prior written consent of (i) in the case of Common Units or Class C Preferred Units, holders of at least a majority of Securityholder Units of such class or group materially and adversely affected thereby or (ii) in the case of Class B Preferred Units, at least 70% of Securityholder Units of such class. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

      12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securityholder Units and the respective successors and assigns of each of them, so long as they hold Securityholder Units; provided, however, notwithstanding anything herein to the contrary, the rights of Messrs.

Mitchell  Blatt and  Robert  Doyle  and GIC and  TCW/Crescent  Purchasers  under
Section 1(a)(ii)(4) and 1(e) hereof, as applicable, shall not be assignable to any other Person (other than to an Affiliate in the case of TCW/Crescent Purchasers) except with the prior written consent of the Company.

      15. Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      16. Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

      17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below, to each Executive at the address indicated on the Schedule of Executives attached hereto, to GTCR-CLC and each Investor at the address indicated on the Schedule of Investors attached hereto and to any subsequent holder of Securityholder Units subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. Notices shall be sent to the Company and GTCR-CLC at the following addresses:

      If to the Company:

            Coinmach Holdings, LLC
            c/o Coinmach Laundry Corporation
            521 East Morehead
            Charlotte, NC  28202
            Attention:  Stephen R. Kerrigan

      with copies, which will not constitute notice to the Company, to:

            GTCR Fund VII, L.P.
            c/o GTCR Golder Rauner, L.L.C.
            6100 Sears Tower
            Chicago, IL  60606-6402
            Attention:  David A. Donnini

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, IL  60601
            Attention:  Stephen L. Ritchie, P.C.

            Mayer, Brown, Rowe & Maw
            1675 Broadway
            New York, NY 10019
            Attention:  Ronald S. Brody, Esq.

      If to GTCR-CLC:

            GTCR-CLC, LLC
            c/o GTCR Golder Rauner, L.L.C.
            6100 Sears Tower
            Chicago, IL  60606-6402
            Attention:  David A. Donnini

      with a copy, which will not constitute notice to GTCR-CLC, to:

            Kirkland & Ellis
            200 East Randolph Drive
            Chicago, IL  60601
            Attention:  Stephen L. Ritchie, P.C.

      18. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                      * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.


                                    COINMACH HOLDINGS, LLC

                                    By:  /S/ STEPHEN R. KERRIGAN
                                       ---------------------------------
                                      Name:  Stephen R. Kerrigan
                                      Its:


                                    GTCR-CLC, LLC

                                    By:   GTCR Fund VII, L.P.
                                    Its:  Managing Member

                                    By:   GTCR Partners VII, L.P.
                                    Its:  General Partner

                                    By:   GTCR Golder Rauner, L.L.C.
                                    Its:  General Partner


                                    By:  /S/ DAVID A. DONNINI
                                       ---------------------------------
                                       Name: David A. Donnini
                                       Its:  Principal

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II

By:   TCW/Crescent Mezzanine II, L.L.C.,
      as investment manager

By:   TCW/Crescent Mezzanine, L.L.C.,
      its managing owner


By:   /S/ TIMOTHY P. COSTELLO
   -------------------------------------
Name:     Timothy P. Costello
Title:    Managing Director



TCW LEVERAGED INCOME TRUST, L.P.

By:   TCW Advisors (Bermuda), Ltd.,
      as general partner


By:   /S/ JAMES M. HASSETT
   -------------------------------------
Name:     James M. Hassett
Title:    Managing Director

By:   TCW Investment Management Company,
      as Investment Advisor


By:   /S/ TIMOTHY P. COSTELLO
   -------------------------------------
Name:     Timothy P. Costello
Title:    Managing Director

TCW LEVERAGED INCOME TRUST II, L.P.

By:   TCW (LINC II), L.P.,
      as general partner

By:   TCW Advisors (Bermuda), Ltd.,
      as general partner


By:   /S/ JAMES M. HASSETT
   -------------------------------------
Name:     James M. Hassett
Title:    Managing Director

By:   TCW Investment Management Company,
      as Investment Advisor


By:   /S/ TIMOTHY P. COSTELLO
   -------------------------------------
Name:     Timothy P. Costello
Title:    Managing Director



TCW LEVERAGED INCOME TRUST IV, L.P.

By:   TCW Asset Management Company, as Investment Advisor


By:   /S/ TIMOTHY P. COSTELLO
   -------------------------------------
Name:     Timothy P. Costello
Title:    Managing Director

By:   TCW Asset Management Company, as managing member
      of TCW (LINC IV), L.L.C., the general partner


By:   /S/ JAMES M. HASSETT
   -------------------------------------
Name:     James M. Hassett
Title:    Managing Director

                                      JEFFERIES & COMPANY, INC.

                                    By:  /S/ ANDREW R. WHITTAKER
                                       ---------------------------------
                                       Name: Andrew R. Whittaker
                                       Its:  Vice Chairman


                                      FILBERT INVESTMENT PTE LTD.


                                    By:  /S/ BRETT K. FISHER
                                       ---------------------------------
                                       Name: Brett K. Fisher
                                       Its:  Director

                                    MCS CAPITAL, INC.


                                    By:  /S/ STEPHEN R. KERRIGAN
                                       ---------------------------------
                                      Name:  Stephen R. Kerrigan
                                      Title: President

                                       /S/ STEPHEN R. KERRIGAN
                                       ---------------------------------
                                       Stephen R. Kerrigan


                                       /S/ MITCHELL BLATT
                                       ---------------------------------
                                       Mitchell Blatt


                                       /S/ ROBERT M. DOYLE
                                       ---------------------------------
                                       Robert M. Doyle


                                       /S/ MICHAEL E. STANKY
                                       ---------------------------------
                                       Michael E. Stanky


                                       /S/ JAMES N. CHAPMAN
                                       ---------------------------------
                                       James N. Chapman

                           SCHEDULE OF SECURITYHOLDERS


                                                       NUMBER AND CLASS OF
                      NAME                            SECURITYHOLDER UNITS
                      ----                            --------------------

GTCR-CLC.....................................     104,520.13 Class C Preferred
                                                  116,133,474 Common

Filbert Investment Pte Ltd...................     34,615.38 Class B Preferred
                                                  13,846.15 Class C Preferred
                                                  15,384,615 Common

TCW Crescent Mezzanine Partners II, L.P......     11,144.68 Class B Preferred
                                                  4,457.87 Class C Preferred
                                                  4,953,193 Common

TCW Crescent Mezzanine Trust II..............     2,701.47 Class B Preferred
                                                  1,080.59 Class C Preferred
                                                  1,200,655 Common

TCW Leverage Income Trust, L.P...............     1,153.85 Class B Preferred
                                                  461.54 Class C Preferred
                                                  512,821 Common

TCW Leveraged Income Trust II, L.P...........     1,153.85 Class B Preferred
                                                  461.54 Class C Preferred
                                                  512,821 Common

TCW Leveraged Income Trust IV, L.P...........     1,153.85 Class B Preferred
                                                  461.54 Class C Preferred
                                                  512,821 Common

Jefferies & Company..........................     900 Class C Preferred
                                                  1,000,000 Common

Stephen R. Kerrigan..........................     3,403.36 Class C Preferred
                                                  8,320,914 Common

Mitchell Blatt...............................     3,832.69 Class C Preferred
                                                  7,376,400 Common

Michael E. Stanky............................     367.54 Class C Preferred
                                                  2,058,122 Common

Robert M. Doyle..............................     762.66 Class C Preferred
                                                  847,405 Common

James N. Chapman.............................     109.79 Class C Preferred
                                                  756,436 Common

                             SCHEDULE OF EXECUTIVES

Name and Address

Stephen R. Kerrigan
c/o Coinmach Laundry Corporation
521 East Morehead
Charlotte, NC 28202

      with a copy to:

      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, NY 10019
      Attention:  Ronald S. Brody, Esq.

Mitchell Blatt
31 Wilmington Drive
Dix Hills, NY  11747

      with a copy to:

      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, NY 10019
      Attention:  Ronald S. Brody, Esq.

Robert M. Doyle
53 Sheryl Crescent
Smithtown, NY  11787

      with a copy to:

      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, NY 10019
      Attention:  Ronald S. Brody, Esq.

Michael E. Stanky
c/o Coinmach Laundry Corporation
521 East Morehead
Charlotte, NC 28202

      with a copy to:

      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, NY 10019
      Attention:  Ronald S. Brody, Esq.

James N. Chapman
521 East Morehead
Charlotte, NC 28202

      with a copy to:

      Mayer, Brown, Rowe & Maw
      1675 Broadway
      New York, NY 10019
      Attention:  Ronald S. Brody, Esq.

                              SCHEDULE OF INVESTORS

FILBERT  INVESTMENT  PTE LTD
c/o GIC Special  Investments
255 Shoreline  Drive, Suite 600
Redwood City, CA 94107

with a copy to:

      Heller Ehrman White & McAuliffe LLP
      333 Bush Street
      San Francisco, CA 94104
      Attention: Randall B. Schai

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
TCW/CRESCENT MEZZANINE TRUST II
TCW LEVERAGE INCOME TRUST, L.P.
TCW LEVERAGED INCOME TRUST II, L.P.
TCW LEVERAGED INCOME TRUST IV, L.P.

c/o TCW Crescent Mezzanine L.L.C.
200 Crescent Court, Suite 1600
Dallas, Texas 75201
Attention:  Timothy P. Costello

with a copy to:

      Gary B. Clark
      Gardere Wynne Sewell LLP
      1601 Elm Street
      3000 Thanksgiving Tower
      Dallas, Texas 75201

JEFFERIES & COMPANY, INC.
11100 Santa Monica Blvd., 10th Floor
Los Angeles, California 90025
Attention: Dan Esters